UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2021

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Crescent Centre Parkway, Suite 1240

Tucker, Georgia 30084

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 770-879-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	WLMS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Linda Goodspeed as Independent Director

On November 4, 2021, the Board of Directors (the “Board”) of Williams Industrial Services Group Inc. (the “Company”) increased the size of the Board from six to seven members and appointed Linda Goodspeed, 59, to serve as a director of the Company, effective as of November 4, 2021, until the 2022 Annual Meeting of Stockholders. Ms. Goodspeed was not appointed to serve on a committee of the Board, although she will be appointed to a Board committee at a later date.

Ms. Goodspeed is the retired Chief Operating Officer and a Managing Partner at WealthStrategies Financial Advisors, a registered investment advisory firm, positions she held from 2008 until her retirement in 2017. Ms. Goodspeed previously served as Senior Vice President and Chief Information Officer of The ServiceMaster Company, a provider of home services, from 2011 to 2015. From 2008 to September 2011, Ms. Goodspeed served as Vice President, Information Systems and Chief Information Officer for Nissan North America, Inc., a subsidiary of Nissan Motor Company, a global manufacturer of vehicles. From 2001 to 2008, Ms. Goodspeed served as Executive Vice President at Lennox International Inc., a global manufacturer of air conditioning, heating and commercial refrigeration equipment. Ms. Goodspeed currently serves as a member of the board of directors of each of the following companies: American Electric Power Company, Inc. (Nasdaq: AEP), a public utility holding company, where she serves on the audit, nuclear oversight and policy committees and as chair of the technology committee; AutoZone, Inc. (NYSE: AZO), a retailer and distributor of automotive replacement parts and accessories in the United States, where she serves on the audit and compensation committees; and Darling Ingredients Inc. (NYSE: DAR), a producer of organic ingredients, where she serves as chair of the compensation committee and as a member of the nominating and corporate governance committee. She previously also served on the Company’s Board from May 2016 to April 2018 and on the board of directors of Columbus McKinnon Corp. from October 2004 to May 2017.

There is no arrangement or understanding between Ms. Goodspeed and any other person pursuant to which she was selected as a director of the Company, and there are no family relationships between Ms. Goodspeed and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Ms. Goodspeed has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Like other non-employee directors, Ms. Goodspeed will receive compensation for her service as a director in accordance with the Company’s non-employee director compensation program, as described under “The Board, its Committees and its Compensation—Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 27, 2021. Ms. Goodspeed will receive pro-rated cash compensation for her services as a non-employee director during 2021.

Executive Leadership Changes

On November 8, 2021, the Company announced changes to its executive leadership, which were effective as of November 4, 2021.

Randall R. Lay, previously Senior Vice President, Chief Financial Officer, was appointed as Executive Vice President, Chief Operating Officer, in which role he no longer serves as the Company’s principal financial officer or principal accounting officer. In connection with his appointment, Mr. Lay’s annual base salary was increased to $420,000, his target annual incentive opportunity under the Company’s short-term incentive plan was increased to 75% of his annual base salary, and his target incentive opportunity under the Company’s long-term incentive program was increased to 100% of his annual base salary. Mr. Lay’s biographical information is included under the heading “Information about our Executive Officers” in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2021 and incorporated herein by reference.

Damien Vassall was appointed Vice President, Chief Financial Officer and, in such role, serves as the Company’s principal financial officer and principal accounting officer. In connection with his appointment, Mr. Vassall will receive an annual base salary of $275,000 and will have a target annual incentive opportunity under the Company’s short-term incentive plan of 50% of his annual base salary and a target incentive opportunity under the Company’s long-term incentive program of 75% of his annual base salary.

Mr. Vassall, 44, previously served in a variety of financial roles for the Company, including as the Company’s Vice President and Controller from February 2020 until November 2021, a consultant from June 2019 to February 2020, Chief Financial Officer of the Services division from October 2015 until November 2018, and Controller of the Services division from October 2010 to October 2015. Prior to joining the Company, Mr. Vassall served at Delta Apparel, Inc., an apparel company, as a division controller from June 2008 until October 2010 and as manager of accounting and financial reporting from November 2006 through May 2008. He previously also served as a senior associate at both Grant Thornton LLP and KPMG LLP.

There is no arrangement or understanding between either Mr. Lay or Mr. Vassall or any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between either Mr. Lay or Mr. Vassall and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which either Mr. Lay or Mr. Vassall has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Michael K. (Kelly) Powers, previously President, Operations and Business Development, has been appointed President, Williams Industrial Services Group LLC and is currently evaluating professional alternatives.

Item 8.01	Other Events.

On November 8, 2021, the Company issued a press release announcing, among other things, the events set forth herein and certain other organizational changes. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 8, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2021	Williams Industrial Services Group Inc.

	By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel & Secretary